SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 18, 2008

Amazon Goldsands Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 S. Virginia, 8th Floor, Reno, Nevada, USA	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (775) 398-3005

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 18, 2008, the board of directors appointed Carlos Stocker (Age: 42) to act as Chief Financial Officer and hold this position until removed by the board of directors.  Also on September 18, 2008 and in connection with Mr. Stocker’s appointment, Kenneth Phillippe resigned as our Chief Financial Officer.  There was no known disagreement with Mr. Phillippe on any matter relating to the Company’s operations, policies or practices.

Mr. Stocker has significant experience working with multinational companies in the capacities of chief financial officer, financial advisor, account analyst, and consultant. Since 2005, Mr. Stocker has served as managing director of TMF, a global management and accounting outsource firm, and is responsible for managing TMF’s offices in Argentina and Uruguay.  Between 1994 and 2005, Mr. Stocker worked with KPMG’s outsourcing department and served as Chief Financial Officer and Controller to several South American companies in various industries overseeing their financial operations.

There are no family relationships between Mr. Stocker and any other of our directors or executive officers.

Mr. Stocker has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.  At this time, we do not have any employment agreement with Mr. Stocker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 18, 2008

Amazon Goldsands Ltd.

By:	/s/ Hector Ponte
Name:	Hector Ponte
Title:	Chief Executive Officer & Director